UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-257642	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

c/o Xeris Pharmaceuticals, Inc. 180 N. LaSalle Street, Suite 1600 Chicago, IL 60601	c/o Strongbridge Biopharma plc 900 Northbrook Drive, Suite 200 Trevose, PA 19053
(Address of principal executive offices)(Zip Code)

1-844-445-5704	1-610-254-9200
(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Effective October 5, 2021, Xeris Biopharma Holdings, Inc., a Delaware corporation (“Xeris Holdco”) completed the previously announced acquisition and merger contemplated by the Transaction Agreement, dated as of May 24, 2021 (the “Transaction Agreement”), by and among Xeris Pharmaceuticals, Inc. (“Xeris”), Strongbridge Biopharma, plc (“Strongbridge”), Xeris Holdco and Wells MergerSub, Inc. (“MergerSub”). Pursuant to the Transaction Agreement, (i) Xeris Holdco acquired Strongbridge (the “Acquisition”) pursuant to a scheme of arrangement (the “Scheme”) under Irish law ; and (ii) MergerSub merged with and into Xeris, with Xeris as the surviving corporation in the merger (the “Merger,” and the Merger together with the Acquisition, the “Transactions”). Pursuant to the Acquisition, each ordinary share of Strongbridge (the “Strongbridge Shares”) issued and outstanding immediately prior to the effectiveness of the Scheme, other than certain Strongbridge Shares held by Xeris Holdco, Xeris or any of its subsidiaries and/or any Strongbridge Shares held by Strongbridge or any of its subsidiaries, was converted into the right to receive (a) 0.7840 of a share of Xeris Holdco’s common stock (“Holdco Shares”) (the “Share Consideration”) and cash in lieu of fractions of Holdco Shares; and (b) one (1) non-tradeable contingent value right (“CVR”), worth up to a maximum of $1.00, settleable in cash, additional Holdco Shares, at Xeris Holdco’s sole election (the “CVR Consideration” and, and together with the Share Consideration and any cash in lieu of fractions of Holdco Shares due to a Strongbridge Shareholder, the “Scheme Consideration”). At the effective time of the Merger, (a) each share of Xeris common stock was assumed by Xeris Holdco and converted into the right to receive one Holdco Share and any cash in lieu of Fractional Entitlements due to a Xeris stockholder (the “Merger Consideration”). As a result of the Transactions, both Xeris and Strongbridge became wholly owned subsidiaries of Xeris Holdco. Capitalized terms not defined herein shall have the meanings ascribed to them in the Transaction Agreement.

This Current Report on Form 8-K (this “Current Report”) establishes Xeris Holdco as the successor issuer to Xeris and Strongbridge pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(d) under the Exchange Act, shares of Xeris Holdco common stock (“Xeris Holdco Common Stock”) are deemed to be registered under Section 12(b) of the Exchange Act, and Xeris Holdco is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Xeris Holdco hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

Joinder and Sixth Amendment to Amended and Restated Loan and Security Agreement

In connection with the completion of the Transactions, on October 5, 2021, Xeris Holdco entered into a Joinder and Sixth Amendment to Amended and Restated Loan and Security Agreement (the “Sixth Amendment”) with Xeris, Oxford Finance LLC, as the collateral agent and a lender (“Oxford”), and Silicon Valley Bank, as a lender (“SVB”, and together with Oxford, the “Lenders”) and Strongbridge US, Inc. (“Strongbridge US”) (each of Strongbridge US and Xeris Holdco, a “New Borrower”) to amend that certain Amended and Restated Loan and Security Agreement, dated as of September 10, 2019, by and between Xeris and the Lenders (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2020, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated June 30, 2020, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated August 5, 2020, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated October 23, 2020, and Fifth Amendment to Amended and Restated Loan and Security Agreement dated May 3, 2021, collectively, the “Amended and Restated Loan and Security Agreement”).

The Sixth Amendment adds the New Borrowers as borrowers under the Amended and Restated Loan and Security Agreement and as security for their obligations under the Amended and Restated Loan and Security Agreement, the New Borrowers granted the Lenders a first priority security interest on substantially all of their assets, including intellectual property, subject to certain exceptions. The Sixth Amendment also updates certain negative covenants and definitions.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Second Supplemental Indenture

In connection with the completion of the Transactions, on October 5, 2021, Xeris Holdco, as guarantor, Xeris and U.S. Bank National Association (the “Trustee”) entered into that certain Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of June 30, 2020 (the “Base Indenture” and, together with that certain First Supplemental Indenture, dated as of June 30, 2020, and the Second Supplemental Indenture, the “Indenture”), by and between Xeris and the Trustee, relating to Xeris’ 5.00% Convertible Senior Notes due 2025 (the “Notes”).

As a result of the Transactions, and pursuant to the Second Supplemental Indenture, the Notes are no longer convertible into shares of common stock of Xeris. Instead, subject to the terms and conditions of the Indenture, the Notes will be exchangeable into cash and Xeris Holdco Common Stock in proportion to the transaction consideration payable pursuant to the Transaction Agreement, and to the “Reference Property” provisions in the Indenture. As a result, as of the date of this Current Report on Form 8-K and subject to the terms and conditions of the Indenture, the Notes are exchangeable into 326.7974 shares of Xeris Holdco Common Stock per $1,000 principal amount of Notes.

Pursuant to the Second Supplemental Indenture, Xeris Holdco agreed to guarantee (x) the full and punctual payment when due of all monetary obligations of Xeris under the Indenture and (y) the full and punctual performance within applicable grace periods of all other obligations of Xeris under the Indenture.

The foregoing description of the Base Indenture, First Supplemental Indenture and the Second Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, First Supplemental Indenture and Second Supplemental Indenture, copies of which are attached as Exhibits 4.1, 4,2 and 4.3 hereto, respectively, and incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer or solicitation with respect to any securities.

Contingent Value Rights Agreement

On October 5, 2021, Xeris Holdco, Computershare Inc., a Delaware corporation (“Computershare”) and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, the “Rights Agent”) entered into that certain Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs to be received by Strongbridge shareholders. Each Strongbridge shareholder, other than in the case of Strongbridge Shares held by Xeris Holdco, Xeris or any of its subsidiaries and/or Strongbridge Shares held by Strongbridge or any of its subsidiaries, will be entitled to one CVR for each Strongbridge Share that is owned by or has been issued to such Strongbridge shareholder as of immediately prior to the effective time of the Scheme. In connection with the CVR Agreement, Xeris Holdco issued to each holder of a Strongbridge Rollover Option one CVR with respect to each Strongbridge Share subject to the applicable Strongbridge Option, provided that in no event shall such holder be entitled to any payments with respect to such CVR unless the corresponding Strongbridge Option has been exercised on or prior to the applicable date for any such payment. The CVRs are not transferrable except under limited circumstances, will not be evidenced by certificate or other instrument and will not be registered or listed for trading. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in Xeris Holdco, Xeris or Strongbridge.

Each CVR represents the right to receive up to a maximum of $1.00, settleable in cash, additional Holdco Shares or a combination thereof, at Xeris Holdco’s sole election, without interest and less any applicable withholding taxes, with each payment conditioned upon the achievement of certain Milestones as follows:

•

KEVEYIS Milestone: Holdco will be obligated to pay $0.25 per CVR, upon the earlier of the first listing of any patent in the U.S. Food & Drug Administration’s Orange Book for KEVEYIS® by the end of 2023 or the first achievement of at least $40 million in net sales of KEVEYIS® in 2023;

•	2023 RECORLEV Milestone: Holdco will be obligated to pay $0.25 per CVR, upon the first achievement of at least $40 million in net sales of RECORLEV® in 2023; and

•	2024 RECORLEV Milestone: Holdco will be obligated to pay $0.50 per CVR, upon the first achievement of at least $80 million in net sales of RECORLEV® in 2024.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is attached as Exhibit 2.2 hereto and incorporated herein by reference.

Indemnification Agreements

Effective upon the completion of the Transactions, Xeris Holdco entered into indemnification agreements (the “Indemnification Agreements”) with each of Xeris Holdco’s directors and officers. With specified exceptions, these Indemnification Agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Indemnification Agreement filed as Exhibits 10.2 and 10.3 to this Current Report and incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At the effective time of the Scheme, (a) Strongbridge shareholders received the Scheme Consideration, (b) Strongbridge’s outstanding equity awards were treated as set forth in the Transaction Agreement, such that (i) each Strongbridge Share Award was vested and settled for Strongbridge Shares immediately prior to the effective time of the Scheme, (ii) each Strongbridge Option became fully vested and exercisable immediately prior to the effective time of the Scheme, (iii) each unexercised Strongbridge Option was assumed by Xeris Holdco and converted into an option to purchase Holdco Shares (each, a “Strongbridge Rollover Option”), with the exercise price per Holdco Share and the number of Holdco Shares underlying the Strongbridge Rollover Option adjusted to reflect the conversion from Strongbridge Shares into Holdco Shares, provided that each Strongbridge Rollover Option will continue to have, and be subject to, the same terms and conditions that applied to the corresponding Strongbridge Rollover Option (except for terms rendered inoperative by reason of the Acquisition or for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect), provided that the terms of each Strongbridge Rollover Option with an exercise price of $4.50 or less (prior to the adjustment described above) was amended to provide that it shall remain exercisable for a period of time following the effective time of the Scheme equal to the lesser of (A) the maximum remaining term of such corresponding Strongbridge Option and (B) the fourth anniversary of the effective date of the Merger, in each case regardless of whether the holder of such Strongbridge Rollover Option experiences a termination of employment or service on or following the effective time of the Scheme and (iv) Xeris Holdco issued to each holder of a Strongbridge Rollover Option one CVR with respect to each Strongbridge Share subject to the applicable Strongbridge Option, provided that in no event shall such holder be entitled to any payments with respect to such CVR unless the corresponding Strongbridge Option has been exercised on or prior to any such payment, and (c) Strongbridge’s outstanding warrants were treated as follows: (i) each outstanding and unexercised Strongbridge Private Placement Warrant was assumed by Xeris Holdco such that the applicable holders will have the right to subscribe for Holdco Shares, in accordance with certain terms of the Strongbridge Private Placement Warrant, (ii) each outstanding and unexercised Strongbridge Assumed Warrant was assumed by Xeris Holdco such that, upon exercise, the applicable holders will have the right to have delivered to them the Reference Property (as such term is defined in the Strongbridge Assumed Warrants), in accordance with certain terms of the Strongbridge Assumed Warrants.

At the effective time of the Merger, (a) Xeris stockholders received the Merger Consideration and (b) each Xeris option, stock appreciation right, restricted share award and other Xeris share based award that was outstanding was assumed by Xeris Holdco and converted into an equivalent equity award of Xeris Holdco, which award will be subject to the same number of shares and the same terms and conditions as were applicable to the Xeris award in respect of which it was issued. At the effective time of the Merger, Xeris Holdco assumed each Strongbridge Share Plan, each Xeris Share Plan and the Xeris ESPP for the purposes of governing each Strongbridge Rollover Option, governing each assumed Xeris equity award and granting awards to the extent permitted by applicable law and NASDAQ regulations.

The issuance of Holdco Shares in connection with the Transactions, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-257642), filed by Xeris Holdco with the Securities and Exchange Commission (the “SEC”) and declared effective on July 29, 2021. The joint proxy statement/prospectus of Xeris Holdco, Xeris and Strongbridge (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Transactions. The description of Holdco Shares set forth in the Joint Proxy Statement/Prospectus is incorporated herein by reference. Additional information about the Transactions is also contained in Current Reports on Form 8-K filed by Xeris on May 24, 2021, July 30, 2021 and September 14, 2021 and Current Reports on Form 8-K filed by Strongbridge on May 24, 2021, July 7, 2021, July 26, 2021, August 30, 2021 and September 8, 2021 and incorporated by reference into the Joint Proxy Statement/Prospectus.

The description of the Transaction Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about Xeris, Strongbridge or Xeris Holdco, and should not be relied upon as disclosure about Xeris, Strongbridge or Xeris Holdco without consideration of the periodic and current reports and statements that Xeris, Strongbridge or Xeris Holdco file with the SEC. The terms of the Transaction Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Transaction Agreement. In particular, the representations and warranties made by the parties to each other in the Transaction Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Transaction Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

The information set forth in the Introductory Note and under Item 1.01 of this Current Report is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under the headings “Joinder and Sixth Amendment to Amended and Restated Loan and Security Agreement” and “Second Supplemental Indenture” of this Current Report is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

The following summary of the material terms of Xeris Holdco’s capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and incorporated by reference herein.

The shares of Xeris Holdco Common Stock issued in the Transactions are duly authorized, validly issued, fully paid and non-assessable. Each holder of a share of Xeris Holdco Common Stock is entitled to one vote for each share upon all questions presented to the stockholders, and the common stock has the exclusive right to vote for the election of directors and for all other purposes (subject to the express terms of the preferred stock). The Xeris Holdco stockholders have no preemptive rights or other subscription rights or redemption or sinking fund provisions.

Xeris Holdco stockholders are entitled to receive ratably any dividends as may be declared from time to time by the Xeris Holdco board of directors (the “Board”) out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. In the event of a liquidation, dissolution or winding up, Xeris Holdco stockholders are entitled to share ratably in all assets remaining a for distribution to stockholders after payment of all debts and other liabilities and any preference of any outstanding Xeris HoldCo preferred stock. The rights, preferences and privileges of the Xeris Holdco stockholders are subject to and may be adversely affected by the rights of holders of any series of Xeris Holdco preferred stock that Xeris HoldCo may designate and issue in the future.

The information set forth in the Introductory Note and in Items 2.01 and 5.03 of this Current Report is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

Prior to the effective time of the Transactions, Xeris Holdco was owned and controlled by Xeris. As of the effective time of the Transactions, the shares of Xeris Holdco Common Stock are now held by the former holders of Xeris common stock and Strongbridge ordinary shares. Pursuant to the Transaction Agreement, immediately following the effective time of the Merger, all shares of Xeris Holdco Common Stock owned by Xeris were surrendered to Xeris Holdco for no consideration.

The information set forth in the Introductory Note and in Items 2.01, 3.03 and 5.03 of this Current Report is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2021, in connection with the completion of the Transactions and in accordance with the Transaction Agreement, Xeris Holdco amended and restated its Certificate of Incorporation and its Bylaws to reflect the changes contemplated by the Transaction Agreement and described in the Joint Proxy Statement/Prospectus.

The foregoing description of the Amended and Restated Certificate of Incorporation of Xeris Holdco and the Amended and Restated Bylaws of Xeris Holdco does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of Xeris Holdco and the Amended and Restated Bylaws of Xeris Holdco filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and incorporated by reference into this Item 5.01.

The information set forth in the Introductory Note of this Current Report is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On October 5, 2021, Xeris Holdco issued a press release in connection with the completion of the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The information required by this item was previously reported in the Joint Proxy Statement/Prospectus and, accordingly, pursuant to General Instruction B.3 of Form 8-K is not required to be reported herein.

(b) Pro Forma Financial Information.

The information required by this item was previously reported in the Joint Proxy Statement/Prospectus and, accordingly, pursuant to General Instruction B.3 of Form 8-K is not required to be reported herein.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Transaction Agreement, dated as of May 24, 2021, by and among the Registrant, Strongbridge Biopharma plc, Xeris Pharmaceuticals, Inc. and Wells MergerSub, Inc. (incorporated by reference to Annex A of the Registrant’s Registration Statement on Form S-4 filed on July 2, 2021)

2.2	Contingent Value Rights Agreement, dated as of October 5, 2021, by and between the Registrant, Computershare, Inc. and Computershare Trust Company, N.A.

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of Registrant.

4.1	Base Indenture, dated as of June 30, 2020, by and between Xeris Pharmaceuticals, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of June 30, 2020, by and between Xeris Pharmaceuticals, Inc. and U.S. Bank National Association.

4.3	Second Supplemental Indenture, by and among the Registrant, Xeris Pharmaceuticals, Inc. and U.S. Bank National Association, dated October 5, 2021.

4.4	Form of 5.00% Convertible Senior Note due 2025 (included in Exhibit 4.2).

10.1	Joinder and Sixth Amendment to Amended and Restated Loan and Security Agreement, dated October 5, 2021, by and among the Registrant, Xeris Pharmaceuticals, Inc., Oxford Finance LLC and Silicon Valley Bank.

10.2	Form of Director Indemnification Agreement.

10.3	Form of Officer Indemnification Agreement.

99.1	Press Release, dated October 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIS BIOPHARMA HOLDINGS, INC.
(Registrant)

	By:	/s/ Steven M. Pieper
	Name:	Steven M. Pieper
	Title:	Chief Financial Officer

Date: October 5, 2021